Exhibit 22

SUBSIDIARY GUARANTORS OF THE COMPANY

1. MHO Holdings, LLC, a Florida limited liability company
2. MHO, LLC, a Florida limited liability company
3. M/I Homes First Indiana LLC, an Indiana limited liability company
4. M/I Homes of Austin, LLC, an Ohio limited liability company
5. M/I Homes of Central Ohio, LLC, an Ohio limited liability company
6. M/I Homes of Charlotte, LLC, a Delaware limited liability company
7. M/I Homes of Chicago, LLC, a Delaware limited liability company
8. M/I Homes of Cincinnati, LLC, an Ohio limited liability company
9. M/I Homes of DC, LLC, a Delaware limited liability company
10. M/I Homes of DFW, LLC, a Delaware limited liability company
11. M/I Homes of Florida, LLC, a Florida limited liability company
12. M/I Homes of Houston, LLC, a Delaware limited liability company
13. M/I Homes of Indiana, L.P., an Indiana limited partnership
14. M/I Homes of Orlando, LLC, a Florida limited liability company
15. M/I Homes of Raleigh, LLC, a Delaware limited liability company
16. M/I Homes of San Antonio, LLC, a Delaware limited liability company
17. M/l Homes of Tampa, LLC, a Florida limited liability company
18. M/I Homes of West Palm Beach, LLC, a Florida limited liability company
19. M/I Homes Second Indiana LLC, an Indiana limited liability company
20. M/I Homes Service, LLC, an Ohio limited liability company
21. M/I Homes of Delaware, LLC, a Delaware limited liability company
22. Northeast Office Venture, Limited Liability Company, a Delaware limited liability company
23. Prince Georges Utilities, LLC, a Maryland limited liability company
24. The Fields at Perry Hall, L.L.C., a Maryland limited liability company
25. Wilson Farm, L.L.C., a Maryland limited liability company
26. M/I Homes of Minneapolis/St. Paul, LLC, a Delaware limited liability company
27. M/I Homes of Sarasota, LLC, a Delaware limited liability company
28. M/I Homes of Alabama, LLC, a Delaware limited liability company
29. M/I Homes of Michigan, LLC, a Delaware limited liability company
30. M/I Homes Development I, LLC, a Delaware limited liability company